UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2006 (June 12, 2006)

THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 12, 2006, Craig R. Koch purchased 50,000 shares of stock of Hertz Global Holdings, Inc. (“Holdings”), the indirect parent of The Hertz Corporation (the “Company”), for $10 per share, under the Hertz Global Holdings, Inc. Stock Incentive Plan (the “Stock Incentive Plan”). The shares are subject to contractual and legal transfer restrictions, including a prohibition on any transfer of any shares prior to the first to occur of a public offering of shares of Holdings and December 21, 2009 (other than with Holdings’ consent or upon Mr. Koch’s death by will or by the laws of descent and distribution). The shares are not subject to repurchase by Holdings in the event of Mr. Koch’s termination of employment.

On June 12, 2006, Mr. Koch was granted options to purchase 100,000 shares of Holdings stock. The options are non-qualified stock options with a per-share exercise price of $10. The options will vest in three equal annual installments, commencing on the first anniversary of the grant date, and remain exercisable for two years following the date on which they vest. The Board of Directors of Holdings or the Holdings Compensation Committee may accelerate the vesting of an option at any time. In addition, vesting of options will be accelerated if Holdings experiences a change in control (as defined in the Stock Incentive Plan), unless options with substantially equivalent terms and economic value are substituted for existing options in place of accelerated vesting. Vesting of options will also be accelerated in the event of Mr. Koch’s death or disability (as defined in the Stock Incentive Plan). If Mr. Koch’s employment  is terminated for any reason prior to January 1, 2007, 50,000 of his options will immediately be canceled. Upon a termination of his employment for cause (as defined in the Stock Incentive Plan), all options held by Mr. Koch, whether vested or unvested, will immediately be canceled. Following a termination of employment other than for cause, Mr. Koch’s unvested options shall remain outstanding and become exercisable on the dates they otherwise would have vested had Mr. Koch’s employment not been terminated. Following a termination of employment for any reason other than for cause, Mr. Koch’s vested options shall remain outstanding until their normal expiration date, two years after the options vest. Shares issued under the options are subject to the same contractual and legal transfer restrictions that apply to the shares purchased by Mr. Koch.

The offer to sell shares to Mr. Koch and the grant of options upon his purchase of shares were jointly approved by the Boards of Directors of Holdings and the Company on May 18, 2006.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description
10.1	Employee Stock Subscription Agreement between Hertz Global Holdings, Inc. and Craig R. Koch, dated June 12, 2006.
10.2	Employee Stock Option Agreement between Hertz Global Holdings, Inc. and Craig R. Koch, dated June 12, 2006.
10.3	Employee Stock Option Agreement between Hertz Global Holdings, Inc. and Craig R. Koch, dated June 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

	By:	/s/ PAUL J. SIRACUSA
	Name:	Paul J. Siracusa
	Title:	Executive Vice President and
Chief Financial Officer

Date: June 16, 2006